EXHIBIT 4.6



                       TANKNOLOGY-NDE INTERNATIONAL, INC.

                             STOCK OPTION AGREEMENT
                             FOR 1995 INCENTIVE PLAN
                          FOR NON-MANAGEMENT EMPLOYEES


Tanknology-NDE International, Inc., a Delaware Corporation (the "Company"), hereby grants this *** day of ****, 199**, to ***** (the "Optionee"), an option to purchase a maximum of **** shares of its Common Stock, $.001 par value, at the price $ .*** per share, on the following terms and conditions:

1. Grant Under 1995 Incentive Plan for Non-Management Employees. This Option is granted pursuant to and is governed by the Company's 1995 Incentive Plan For Non-Management Employees, as amended (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. To the extent not specifically defined herein, capitalized terms used in this Agreement shall have the same meanings ascribed to them in the Plan. By execution of this Agreement, the Optionee acknowledges receipt of a copy of the Plan. Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2. Grant as Non-Qualified Option; Other Options. This Option shall be treated for federal income tax purposes as a Non-Qualified Option (rather than an Incentive Stock Option), and the Board of Directors will take appropriate action, if necessary, to achieve this result. This Option is in addition to any other Options heretofore or hereafter granted to the Optionee by the Company. A duplicate original of this instrument shall not effect the grant of another Option.

3. Extent of Option If Business Relationship Continues. If the Optionee has continued to serve the Company or any Subsidiary (as defined in the Plan) in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship" with the Company) on the following dates, the Optionee may exercise this Option for the number of shares set opposite the applicable date:

         Less than one year from
         *****, 199*                             -0- shares


         One year but less than
         two years from up to
         *****, 199*                             up to 1/3 of the shares granted


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         Two years but less than                 an additional 1/3 of the shares
         three years from ****, 199*             granted



         Three years but less than
         ten years from ****, 199*               all of  the shares granted



The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is 10 years from the date this Option is granted. All of the foregoing rights are subject to Articles 4, 12 and 13, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company or dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

4. Termination of Business Relationship. If the Optionee ceases to maintain a Business Relationship with the Company, other than by reason of death as defined in Article 5, no further installments of this Option shall become exercisable and this Option shall terminate after the passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this Option.

5. Death; Dissolution. If the Optionee is a natural person who dies while involved in a Business Relationship with the Company, this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary to whom this Option has been assigned pursuant to Article 10, at any time within one hundred eighty (180) days after the date of death, but not later than the scheduled expiration date. If the Optionee is a corporation, partnership, trust or other entity that is dissolved, liquidated, becomes insolvent or enters into a merger or acquisition with respect to which such Optionee is not the surviving entity at the time when such entity is involved in a Business Relationship with the Company, this Option shall immediately terminate as of the date of such event, and the only rights hereunder shall be those as to which this Option was properly exercised before such dissolution or other event.


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6.   Partial Exercise. Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

7. Payment of Price. The Option price is payable in United States dollars and may be paid in cash or by check or any combination of the foregoing, equal in amount to the Option price; plus all withholding taxes due.

8. Agreement to Purchase for Investment. By acceptance of this Option, the Optionee agrees that a purchase of shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended, unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of that Act, and the Optionee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the shares so purchased may be inscribed with a legend to ensure compliance with that Act.

9. Method of Exercising Option. Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Company (to the attention of the corporate Secretary located at 8900 Shoal Creek Blvd., Building 200, Austin, Texas 78757, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this Option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option. In the event this Option shall be exercised, pursuant to Article 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option. All shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable.

10. Option Not Transferable. This Option is not transferable or assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise this Option.


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11.  No Obligation to Exercise  Option.  The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.


12. No Obligtion to Continue Business Relationship. The Company and any Subsidiary are not by the Plan or this Option obligated to continue to maintain a Business Relationship with the Optionee.

13. No Rights as Stockholder until Exercise. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

14. Capital Changes and Business Successions. It is the purpose of this Option to encourage the Optionee to work for the best interests of the Company and its stockholders. Since, for example, that might require the issuance of a stock dividend or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, merger or similar occurrence would cause the Optionee's rights hereunder to be diluted or terminated and thus be contrary to the Optionee's interest. The Plan contains extensive provisions designed to reserve options at full value in a number of contingencies. Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference. In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Articles 3 through 5 hereof, both inclusive, maintaining or being involved in a Business Relationship with the Company includes maintaining or being involved in a Business Relationship with a Related Corporation as defined in the Plan.

15. Withholding Taxes. The Optionee hereby agrees that the Company may withhold from the Optionee's wages or other remuneration the appropriate amount of federal, state and local taxes attributable to the Optionee's exercise of any installment of this Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages or other remuneration, or in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount underwithheld. If Optionee is not an employee of the Company, Optionee acknowledges by signing this Agreement that upon Optionee's exercise of the Option the Company will not collect from Optionee or pay any contributions to Social Security, unemployment insurance, federal or state withholding taxes, nor provide any other contributions for benefits which might be expected in an employer-employee relationship.



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16.  Amendment and Termination.  This Agreement may be amended only by a written agreement executed by the Company and the Optionee. The Company may terminate the Plan at any time, provided that such termination will not modify the terms and conditions of the Option granted hereunder without the Optionee's consent.

17. Change In Control. Upon a Change in Control (as such term is defined in the Plan), the Company may, in its discretion, but shall not be obligated to, accelerate the exercise dates of this Option, pay cash to the Optionee equal to the spread between the Purchase Price and the Fair Market Value in exchange for the cancellation of the Option, or, with the consent of the Optionee, substitute new options or make any necessary adjustment or amendment to this Option. The existence of the Option shall not affect the right of the Company to reclassify, recapitalize or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up or otherwise reorganize.

18. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.





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IN WITNESS  WHEREOF the Company and the Optionee have caused this  instrument to be executed, and the Optionee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.



---------------------------                   TANKNOLOGY-NDE INTERNATIONAL, INC.
Optionee's Name


---------------------------                   By:_______________________________
Optionee's Signature


---------------------------
Print Name of Employee


---------------------------
Title


---------------------------
Street Address

---------------------------
City, State, zip code

---------------------------
Social Security I.D. Number

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